Exhibit 99.2
3Q08 SUPPLEMENTAL INFORMATION

GLOSSARY Corporate Profile | 2 Analyst Coverage | 4 Investor Relations Contacts | 4 Forward-Looking Statements and Risk Factors | 5 Consolidated Balance Sheets (Unaudited) | 6 Consolidated Statements of Income (Unaudited) | 7 Funds from Operations Reconciliation | 8 Funds Available for Distribution Reconciliation | 9 Adjusted EBITDA Reconciliation | 10 Net Operating Income Reconciliation | 11 Outlook Reconciliation | 12 Revenue and Lease Maturity | 13 Debt Maturities and Principal Payments | 14 Fixed and Floating Rate Debt | 14 Current Capitalization | 15 Gross Investment Activity — Quarter | 16 Gross Investment Activity — Year | 16 Investment Timing | 18 Disposition Activity | 18 Discontinued Operations | 18 Portfolio Composition | 19 Investment Metrics | 19 Portfolio Concentration | 20 Top Ten Operator Descriptions | 21 MSA and Region Concentration | 22 Portfolio Performance | 23 Same Store Revenue Growth | 23 Portfolio Performance — Independent Living/CCRC | 24 Portfolio Performance — Assisted Living | 25 Portfolio Performance — Skilled Nursing | 26 Portfolio Performance — Specialty Care | 27 Portfolio Composition — Medical Office Buildings | 28 Portfolio Performance — Medical Office Buildings | 28 Portfolio Concentration — Medical Office Buildings | 29 Development Activity | 30 Development Funding Projections | 30 Development Project Conversion Estimates | 31 Unstabilized Concentration | 32 Portfolio Trends | 33 Glossary | 34 Supplemental Reporting Measures | 37 TABLE OF CONTENTS 33 3

CORPORATE

**HEALTH CARE REIT, INC.**, a real estate investment trust ("REIT") with an enterprise value of $8.5 billion, invests in health care real estate including independent living, assisted living and skilled nursing facilities, continuing care retirement communities, hospitals and medical office buildings. The company's full service platform also offers property management and development services to its customers.

| | | | | | |
|---|---|---|---|---|---|
| Data as of: | September 30, 2008 | | | | |
| NYSE Symbol: | HCN | Enterprise Value: | $8.5 billion | Investment Concentration* | |
| Closing Price: | $53.23 | Gross Real Estate Assets: | $6.3 billion | Owned Assets: | 92% |
| 52 Week Hi/Lo: | $53.98/$39.26 | Debt to Market Capitalization: | 32% | Top 5 Customers: | 26% |
| Dividend/Yield: | $2.72/5.11% | Debt to Book Capitalization: | 46% | Top 5 States: | 46% |
| Shares Outstanding: | 103.2 million | Senior Debt Ratings: | Baa2/BBB-/BBB | * % of total investments | |

## FULL SERVICE PLATFORM

Health Care REIT provides senior housing operators and health care systems with a single source for facility planning, design and turn-key development, property management and monetization or expansion of existing real estate. By extending successful relationship investment programs to health care systems across higher acuity asset classes, the company has significantly increased potential investment opportunities.

## PIPELINE FOR GROWTH

The company establishes relationships with growing operators and health care systems and invests in real estate to fuel the company's growth cycle. These relationship investment programs have generated a current pipeline of $3 billion in health care real estate development and acquisition opportunities. As the company replicates these programs across higher acuity asset classes, the investment pipeline should further increase.

DEVELOPMENT FUNDING
$ millions


$10
$159
$308
$598
$711
2005
2006
2007
2008E*
Future

*represents projected future funding for projects underway as of September 30, 2008

GROSS REAL ESTATE ASSETS
$ millions


$2,153
$2,667
$3,131
$4,477
$5,498
$6,448
2003
2004
2005
2006
2007
2008E*

*based on HCN 2008 net investment guidance of $950 million

2

CORPORATE

## SECURE AND GROWING DIVIDEND

Health Care REIT maintains a commitment to investment grade ratings, conservative balance sheet management and underwriting, asset and property management protocols that ensure prudent investments and proactive management over the life of its long-term leases. The company has declared 150 consecutive quarterly dividends during its 38-year history and remains focused on delivering attractive stockholder returns.

GROWTH SINCE INCEPTION*


$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
71 75 79 83 87 91 95 99 03 07

*value of $10,000 investment made 6/30/1971, assuming reinvestment of dividends

SOLID DIVIDEND PAYMENT RECORD*


$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
71 75 79 83 87 91 95 99 03 07

*adjusted for stock splits

TOTAL RETURNS*

| | |
|---|---|
| 1 year | 27.4% |
| 3 years | 20.0% |
| 5 years | 18.8% |
| 10 years | 16.4% |
| 20 years | 16.3% |
| Since inception | 16.9% |

*assumes reinvestment of dividends

## RELATIONSHIP FOCUSED, LONG-TERM STRATEGY

With 71 operators and over 800 medical office tenants in 39 states, the company strives to provide each customer with the highest quality of service and attention to detail. Throughout the company's 38-year history, it has been a steady long-term capital provider to senior housing and health care systems throughout all market cycles. The relationship approach enables the company to partner with the best regionally focused operators and health systems and help them grow profitably while concentrating on what they do best – provide quality care to patients and residents.

## SPEED AND CERTAINTY OF EXECUTION

Health Care REIT's experience and knowledge enable investment decisions within days, rather than weeks or months. The company has accessed over $3.4 billion in capital in the last five years, including $894 million in 2007 and $768 million during the nine months ended September 30, 2008. The company's $1.15 billion line of credit ensures new investments will be funded on time.

3

CORPORATE George L. Chapman CEO & Chairman Mr. Chapman is currently Chairman and Chief Executive Officer of the company, positions he has held since October 1996, and served as President of the company from September 1995 to May 2002. From January 1992 to September 1995, he served as Executive Vice President and General Counsel of the company. Raymond W. Braun President Mr. Braun has served as President of the company since May 2002 and served as Chief Financial Officer of the company from July 2000 to March 2006. Since January 1993, Mr. Braun has served in various capacities, including Chief Operating Officer, Executive Vice President, Assistant Vice President and Assistant General Counsel of the company. Scott A. Estes SVP & CFO Mr. Estes has served as Senior Vice President and Chief Financial Officer of the company since March 2006 and served as Vice President of Finance of the company from April 2003 to March 2006. From January 2000 to April 2003, Mr. Estes served as a Senior Equity Analyst and Vice President with Deutsche Bank Securities. From January 1998 to December 1999, Mr. Estes served as a Senior Equity Analyst and Vice President with Bank of America Securities. ANALYST COVERAGE Bank of America Securities LLC BMO Capital Markets Corp. Cantor Fitzgerald Deutsche Bank Securities Inc. Green Street Advisors, Inc. KeyBanc Capital Markets Merrill Lynch Morgan Keegan & Co., Inc. Raymond James & Associates, Inc. Stifel Nicolaus & Company, Inc. UBS Securities INVESTOR RELATIONS ANALYST / INVESTOR CONTACT Scott A. Estes SVP & CFO sestes@hcreit.com Michael A. Crabtree VP & Treasurer mcrabtree@hcreit.com GENERAL INQUIRIES Erin C. Ibele SVP-Administration & Corporate Secretary info@hcreit.com 4

Forward-Looking Statements and Risk Factors This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators and properties; its occupancy rates; its ability to acquire or develop properties; its ability to manage properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies; operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; the failure of closings to occur as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements. CORPORATE 4 4 5

FINANCIAL Consolidated Balance Sheets (unaudited) (dollars in thousands) September 30, 2008 2007 Assets Real estate investments: Real property owned Land and land improvements $506,083 $440,365 Buildings and improvements 4,649,491 4,165,573 Acquired lease intangibles 136,603 129,533 Real property held for sale, net of accumulated depreciation 41,336 6,908 Construction in progress 497,673 229,134 Gross real property owned 5,831,186 4,971,513 Less accumulated depreciation and amortization (569,363) (449,831) Net real property owned 5,261,823 4,521,682 Real estate loans receivable 501,871 271,985 Less allowance for losses on loans receivable (7,406) (7,406) Net real estate loans receivable 494,465 264,579 Net real estate investments 5,756,288 4,786,261 Other assets: Equity investments 1,862 4,617 Deferred loan expenses 25,315 32,082 Cash and cash equivalents 18,273 31,440 Restricted cash 83,189 19,731 Receivables and other assets (1) 137,028 97,696 Total other assets 265,667 185,566 Total assets $6,021,955 $4,971,827 Liabilities and stockholders’ equity Liabilities: Borrowings under unsecured lines of credit arrangements $387,000 $145,000 Senior unsecured notes 1,847,401 1,890,344 Secured debt 452,054 513,058 Liability to subsidiary trust issuing preferred securities — 52,184 Accrued expenses and other liabilities 124,986 105,629 Total liabilities 2,811,441 2,706,215 Minority interests 8,958 4,928 Stockholders’ equity: Preferred stock 301,901 338,993 Common stock 103,110 81,253 Capital in excess of par value 3,123,745 2,200,030 Treasury stock (5,145) (3,952) Cumulative net income 1,333,772 1,025,309 Cumulative dividends (1,647,699) (1,386,899) Accumulated other comprehensive income (11,905) 3,302 Other equity 3,777 2,648 Total stockholders’ equity 3,201,556 2,260,684 Total liabilities and stockholders’ equity $6,021,955 $4,971,827 Notes: (1) Includes straight-line receivable balance of $53,121,000 and $55,093,000 at September 30, 2008 and 2007, respectively. 6

Consolidated Statements of Income (unaudited) (dollars in thousands except per share data) Three Months Ended Nine Months Ended September 30, September 30, 2008 2007 2008 2007 Revenues: Rental income $132,131 $111,599 $375,690 $314,307 Interest income 10,910 5,947 29,177 17,673 Other income 2,055 1,199 5,655 3,935 Total revenues 145,096 118,745 410,522 335,915 Expenses: Interest expense 33,528 33,221 98,308 94,563 Property operating expenses 11,761 10,333 34,330 25,997 Depreciation and amortization 41,375 37,504 117,293 101,727 General and administrative expenses 10,789 8,649 33,693 28,385 Loan expense 1,754 1,504 5,279 4,006 Loss (gain) on extinguishment of debt (768) — (2,094) - Total expenses 98,439 91,211 286,809 254,678 Income from continuing operations before income taxes and minority interests 46,657 27,534 123,713 81,237 Income tax (expense) benefit 153 23 (1,170) 81 Income from continuing operations before minority interests 46,810 27,557 122,543 81,318 Minority interests, net of tax (1) (121) (128) (407) Income from continuing operations 46,809 27,436 122,415 80,911 Discontinued operations: Net gain (loss) on sales of properties 12,619 766 130,813 2,775 Income (loss) from discontinued operations, net 1,094 2,644 6,289 8,770 Discontinued operations, net 13,713 3,410 137,102 11,545 Net income 60,522 30,846 259,517 92,456 Preferred stock dividends 5,730 6,317 17,660 18,952 Net income available to common stockholders $54,792 $24,529 $241,857 $73,504 Average number of common shares outstanding: Basic 96,040 80,710 90,500 77,686 Diluted 96,849 81,163 91,121 78,234 Net income available to common stockholders per share: Basic $0.57 $0.30 $2.67 $0.95 Diluted $0.57 $0.30 $2.65 $0.94 Common dividends per share $0.68 $0.66 $2.02 $1.6191 FINANCIAL 7

FINANCIAL

## Funds From Operations Reconciliation

(dollars in thousands except per share data)

| | Three Months Ended September 30, 2008 | Three Months Ended September 30, 2007 | Nine Months Ended September 30, 2008 | Nine Months Ended September 30, 2007 |
|---|---|---|---|---|
| **Net income available to common stockholders** | **$ 54,792** | **$ 24,529** | **$ 241,857** | **$ 73,504** |
| Depreciation and amortization (1) | 41,690 | 40,137 | 120,894 | 109,545 |
| Loss (gain) on sales of properties | (12,619) | (766) | (130,813) | (2,775) |
| Minority interests | (87) | (70) | (261) | (256) |
| **Funds from operations** | **83,776** | **63,830** | **231,677** | **180,018** |
| One-time acquisition finder's fees | - | - | - | 1,750 |
| Loss (gain) on extinguishment of debt | (768) | - | (2,094) | - |
| Non-recurring income tax expense | - | - | 1,325 | - |
| **Funds from operations — normalized** | **$ 83,008** | **$ 63,830** | **$ 230,908** | **$ 181,768** |
| Average common shares outstanding: | | | | |
| Basic | 96,040 | 80,710 | 90,500 | 77,686 |
| Diluted | 96,849 | 81,163 | 91,121 | 78,234 |
| **Per share data:** | | | | |
| Net income available to common stockholders | | | | |
| Basic | $ 0.57 | $ 0.30 | $ 2.67 | $ 0.95 |
| Diluted | $ 0.57 | $ 0.30 | $ 2.65 | $ 0.94 |
| Funds from operations | | | | |
| Basic | $ 0.87 | $ 0.79 | $ 2.56 | $ 2.32 |
| Diluted | $ 0.87 | $ 0.79 | $ 2.54 | $ 2.30 |
| Funds from operations — normalized | | | | |
| Basic | $ 0.86 | $ 0.79 | $ 2.55 | $ 2.34 |
| Diluted | $ 0.86 | $ 0.79 | $ 2.53 | $ 2.32 |
| **FFO Payout Ratio** | | | | |
| Dividends per share (2) | $ 0.68 | $ 0.66 | $ 2.02 | $ 1.96 |
| FFO per diluted share | $ 0.87 | $ 0.79 | $ 2.54 | $ 2.30 |
| FFO payout ratio | 78% | 84% | 80% | 85% |
| **FFO Payout Ratio — Normalized** | | | | |
| Dividends per share (2) | $ 0.68 | $ 0.66 | $ 2.02 | $ 1.96 |
| FFO per diluted share — normalized | $ 0.86 | $ 0.79 | $ 2.53 | $ 2.32 |
| FFO payout ratio — normalized | 79% | 84% | 80% | 84% |

Notes:

(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) The $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger has been included in the nine months ended September 30, 2007.

8

Funds Available replacement page for CM 2- file infor Distribution Reconciliation bowneshare (dollars in thousands except per share data)Three Months Ended Nine Months Ended September 30, September 30, 2008 2007 2008 2007Net income available to common stockholders $ 54,792 $ 24,529 $ 241,857 $ 73,504 Depreciation and amortization (1) 41,690 40,137 120,894 109,545 Loss (gain)Pon sales of properties (12,619) (766) (130,813) (2,775) Minority interests (9) 85 (26) (2) Gross straight-line rental income (5,437) (4,555) (15,807) (12,664) Prepaid/straight-line rent receipts 4,781 5,881 15,679 10,791 Amortization related to above (below) market leases, net (214) 268 (676) (656) Amortization of deferred loan expenses 1,754 1,504 5,279 4,006 Cap-ex, tenant improvements, lease commissions (1,555) (704) (3,482) (2,529) Funds available for distribution 83,183 66,379 232,905 179,220 One-time acquisition finder's fees - - - 1,750 Loss (gain) on extinguishment of debt (768) - (2,094) -Non-recurring income tax expense - - 1,325 -Prepaid/straight-line rent receipts (4,781) (5,881) (15,679) (10,791) Funds available for distribution normalized $ 77,634 $ 60,498 $ 216,457 $ 170,179 Average common shares outstanding: Basic 96,040 80,710 90,500 77,686 Diluted 96,849 81,163 91,121 78,234 Per share data: Net income available to common stockholders Basic $ 0.57 $ 0.30 $ 2.67 $ 0.95 Diluted $ 0.57 $ 0.30 $ 2.65 $ 0.94 Funds available for distribution Basic $ 0.87 $ 0.82 $ 2.57 $ 2.31 Diluted $ 0.86 $ 0.82 $ 2.56 $ 2.29 Funds available for distribution normalized Basic $ 0.81 $ 0.75 $ 2.39 $ 2.19 Diluted $ 0.80 $ 0.75 $ 2.38 $ 2.18 FAD Payout Ratio Dividends per share (2) $ 0.68 $ 0.66 $ 2.02 $ 1.96 FAD per diluted share $ 0.86 $ 0.82 $ 2.56 $ 2.29 FAD payout ratio 79% 80% 79% 86% FAD Payout Ratio Normalized Dividends per share (2) $ 0.68 $ 0.66 $ 2.02 $ 1.96 FAD per diluted share normalized $ 0.80 $ 0.75 $ 2.38 $ 2.18 FAD payout ratio normalized 85% 88% 85% 90% Notes: (1) Depreciation and amortization includes depreciation and amortization from discontinued operations. (2) The $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger has been included in the nine months ended September 30, 2007.

Adjusted EBITDA Reconciliation (dollars in thousands except per share data) Twelve Months Ended September 30, December 31, March 31, June 30, September 30, 2007 2007 2008 2008 2008 Net income $ 115,414 $ 141,402 $ 148,329 $ 278,789 $ 308,465 Interest expense (1) 125,940 136,302 138,644 138,219 137,047 Income tax expense (benefit) (81) 188 1,456 1,569 1,439 Depreciation and amortization (1) 135,189 149,626 155,339 159,422 160,975 Amortization of deferred loan expenses 5,063 5,977 6,483 7,000 7,250 Stock-based compensation (2) 8,543 7,050 7,723 7,853 8,024 Provision for loan losses 250 - - - - Gain on extinguishment of debt - (1,081) (2,407) (2,407) (3,175) Adjusted EBITDA $ 390,318 $ 439,464 $ 455,567 $ 590,445 $ 620,025 Interest Coverage Ratio Interest expense (1) $ 125,940 $ 136,302 $ 138,644 $ 138,219 $ 137,047 Capitalized interest (3) 10,035 12,526 15,367 17,860 21,062 Total interest $ 135,975 $ 148,828 $ 154,011 $ 156,079 $ 158,109 Adjusted EBITDA $ 390,318 $ 439,464 $ 455,567 $ 590,445 $ 620,025 Adjusted interest coverage ratio 2.87x 2.95x 2.96x 3.78x 3.92x Fixed Charge Coverage Ratio Total interest (1) $ 135,975 $ 148,828 $ 154,011 $ 156,079 $ 158,109 Secured debt principal amortization 6,665 7,961 8,162 8,079 8,137 Preferred dividends 24,415 25,130 24,960 24,427 23,840 Total fixed charges $ 167,055 $ 181,919 $ 187,133 $ 188,585 $ 190,086 Adjusted EBITDA $ 390,318 $ 439,464 $ 455,567 $ 590,445 $ 620,025 Adjusted fixed charge coverage ratio 2.34x 2.42x 2.43x 3.13x 3.26x Notes: (1) Interest expense and depreciation and amortization include discontinued operations. (2) Stock-based compensation expense was $1,472,000 and $6,726,000 for the three and nine months ended September 30, 2008, respectively. (3) Capitalized interest was $6,364,000 and $16,594,000 for the three and nine months ended September 30, 2008, respectively.

Net Operating Income Reconciliation (dollars in thousands) Three Months Ended Nine Months Ended September 30, September 30, 2008 2007 2008 2007 Total revenues: Investment properties: Rental income (1): Independent living/CCRCs $18,545 $11,765 $46,841 $30,629 Assisted living facilities 28,189 28,734 89,488 79,829 Skilled nursing facilities 40,687 40,970 121,047 126,694 Specialty care facilities 12,650 6,485 31,436 19,405 Sub-total rental income 100,071 87,954 288,812 256,557 Interest income 10,910 5,947 29,177 17,673 Other income 1,219 637 4,048 2,792 Total investment property income 112,200 94,538 322,037 277,022 Medical office buildings: Rental income (1): 33,958 30,876 100,194 80,737 Other income 261 — 708 - Total MOB income 34,219 30,876 100,902 80,737 Non-segment/corporate other income 575 562 899 1,143 Total revenues 146,994 125,976 423,838 358,902 Property operating expenses: Investment properties — - — - Medical office buildings (1) 11,868 10,426 34,609 26,251 Non-segment/corporate — - — - Total property operating expenses 11,868 10,426 34,609 26,251 Net operating income: Investment properties 112,200 94,538 322,037 277,022 Medical office buildings 22,351 20,450 66,293 54,486 Non-segment/corporate 575 562 899 1,143 Net operating income $135,126 $115,550 $389,229 $332,651 Note: (1) The three months ended September 30, 2008 includes the following amounts (in thousands): Rental income from discontinued operations: Assisted living facilities $1,373 Skilled nursing facilities 9 Specialty care facilities 279 Medical office buildings 237 Total $1,898 Non-cash rental income from continuing operations: Independent living/CCRCs $1,344 Assisted living facilities 1,415 Skilled nursing facilities 925 Specialty care facilities 392 Medical office buildings 1,553 Total $5,629 Property operating expenses from discontinued operations: Medical office buildings $107 FINANCIAL 11

FINANCIAL Outlook Reconciliation (dollars in thousands except per share data) Year Ended December 31, 2008 Low High Investments: Acquisitions $600,000 $600,000 Development 600,000 600,000 Gross new investments 1,200,000 1,200,000 Dispositions (250,000) (250,000) Net new investments 950,000 950,000 FFO Reconciliation: Net income available to common stockholders $284,563 $289,313 Loss (gain) on sales of properties (130,813) (130,813) Depreciation and amortization (1) 161,000 161,000 Funds from operations 314,750 319,500 Loss (gain) on extinguishment of debt (2,094) (2,094) Non-recurring income tax expense 1,325 1,325 Funds from operations — normalized $313,981 $318,731 Per share data (diluted): Net income available to common stockholders $3.03 $3.08 Funds from operations 3.35 3.40 Funds from operations — normalized 3.34 3.39 FAD Reconciliation: Net income available to common stockholders $284,563 $289,313 Loss (gain) on sales of properties (130,813) (130,813) Depreciation and amortization (1) 161,000 161,000 Gross straight-line rental income (22,500) (22,500) Prepaid/straight-line rent receipts 15,679 15,679 Amortization related to above (below) market leases, net (1,000) (1,000) Amortization of deferred loan expenses 7,000 7,000 Cap-ex, tenant improvements, lease commissions (6,000) (6,000) Funds available for distribution 307,929 312,679 Loss (gain) on extinguishment of debt (2,094) (2,094) Non-recurring income tax expense 1,325 1,325 Prepaid/straight-line rent receipts (15,679) (15,679) Funds available for distribution — normalized $291,481 $296,231 Per share data (diluted): Net income available to common stockholders $3.03 $3.08 Funds available for distribution 3.28 3.33 Funds available for distribution — normalized 3.10 3.15 Notes: (1) Depreciation and amortization includes depreciation and amortization from discontinued operations. 12

FINANCIAL

## Revenue and Lease Maturity

(dollars in thousands)

| Year | Independent Living / CCRC | Assisted Living | Skilled Nursing | Specialty Care | Medical Office | Total Rental Income | Interest Income (2) | Total Revenues | % of Total |
|---|---|---|---|---|---|---|---|---|---|
| | Rental Income (1) | | | | | | | | |
| 2008 | $ - | $ 5,428 | $ - | $ - | $ 4,990 | $ 10,418 | $ 3,659 | $ 14,077 | 2.5% |
| 2009 | - | - | 443 | - | 9,988 | 10,431 | 7,695 | 18,126 | 3.3% |
| 2010 | - | - | - | - | 9,489 | 9,489 | 2,954 | 12,443 | 2.2% |
| 2011 | 9 | 1,665 | 5,295 | - | 10,246 | 17,215 | 9,647 | 26,862 | 4.8% |
| 2012 | 5,056 | 3,754 | 6,904 | - | 11,954 | 27,668 | 2,369 | 30,037 | 5.4% |
| 2013 | 7,840 | 555 | - | - | 7,809 | 16,204 | 13,477 | 29,681 | 5.3% |
| 2014 | - | 2,872 | 8,356 | - | 7,718 | 18,946 | - | 18,946 | 3.4% |
| 2015 | - | - | 1,927 | - | 7,671 | 9,598 | 257 | 9,855 | 1.8% |
| 2016 | - | 582 | 6,435 | - | 13,243 | 20,260 | 5 | 20,265 | 3.6% |
| 2017 | - | 14,780 | 3,548 | 4,495 | 5,201 | 28,024 | 1,731 | 29,755 | 5.3% |
| Thereafter | 64,431 | 84,938 | 129,705 | 44,678 | 13,299 | 337,051 | 9,092 | 346,143 | 62.4% |
| | **$ 77,336** | **$ 114,574** | **$ 162,613** | **$ 49,173** | **$ 101,608** | **$ 505,304** | **$ 50,886** | **$ 556,190** | **100.0%** |

Notes:

(1) Rental income represents annualized base rent for active lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectibility reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles.

(2) Reflects contract rate of interest for loans, net of collectibility reserves if applicable.

13

FINANCIAL

## Debt Maturities and Principal Payments

(dollars in thousands)

| Year | Line of Credit (1) | Senior Notes (2) | Secured Debt (2) | Total | % of Total |
|---|---|---|---|---|---|
| 2008 | $ - | $ - | $ 5,544 | $ 5,544 | 0.2% |
| 2009 | - | - | 39,657 | 39,657 | 1.5% |
| 2010 | - | - | 15,120 | 15,120 | 0.6% |
| 2011 | 387,000 | - | 52,314 | 439,314 | 16.4% |
| 2012 | - | 250,000 | 13,710 | 263,710 | 9.8% |
| 2013 | - | 300,000 | 62,198 | 362,198 | 13.5% |
| 2014 | - | - | 122,372 | 122,372 | 4.6% |
| Thereafter | - | 1,295,000 | 143,008 | 1,438,008 | 53.4% |
| **Totals** | **$ 387,000** | **$ 1,845,000** | **$ 453,923** | **$ 2,685,923** | **100.0%** |
| **Weighted Avg Interest Rate (3)** | **3.7%** | **5.8%** | **6.0%** | **5.5%** | |
| **Weighted Avg Maturity** | **3.1** | **11.0** | **5.9** | **9.0** | |

## Fixed and Floating Rate Debt

(dollars in thousands)

| | | Principal | % of Debt |
|---|---|---|---|
| Fixed Rate Debt | | | |
| Senior notes (2) | $ | 1,845,000 | 68.7% |
| Secured debt (2) | $ | 453,923 | 16.9% |
| **Total fixed** | **$** | **2,298,923** | **85.6%** |
| Floating Rate Debt | | | |
| Line of credit (1) | $ | 387,000 | 14.4% |
| **Total floating** | **$** | **387,000** | **14.4%** |
| **Total debt** | **$** | **2,685,923** | **100.0%** |

Notes:

(1) Current line of credit capacity of $1.15 billion with remaining availability of $763 million at September 30, 2008.

(2) Amounts above represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(3) Line of credit interest rate represents 1-month LIBOR + 60 bps at September 30, 2008. Senior notes and secured debt average interest rate represents the face value note rate.

14

Current Capitalization (dollars in thousands) Balance % of Total Book Capitalization Line of credit $387,000 6.5 % Long-term debt obligations 2,299,455 39.1 % Debt to total book capitalization 2,686,455 45.6 % Stockholders’ equity 3,201,556 54.4 % Total book capitalization $5,888,011 100.0 % Undepreciated Book Capitalization Line of credit $387,000 6.0 % Long-term debt obligations 2,299,455 35.6 % Debt to undepreciated book capitalization 2,686,455 41.6 % Accumulated depreciation and amortization 569,363 8.8 % Stockholders’ equity 3,201,556 49.6 % Total undepreciated book capitalization $6,457,374 100.0 % Enterprise Value Line of credit $387,000 4.6 % Long-term debt obligations 2,299,455 27.1 % Debt to total enterprise value 2,686,455 31.7 % Common shares outstanding 103,232 Period end share price $53.23 Common equity market capitalization 5,495,039 64.8 % Preferred stock 301,901 3.5 % Total enterprise value $8,483,395 100.0 % Secured Debt as % of Total Assets Secured debt $452,054 7.5 % Total assets $6,021,955 FINANCIAL 15

INVESTMENT

## Gross Investment Activity

(dollars in thousands)

| | Third Quarter 2008 | | | | | |
|---|---|---|---|---|---|---|
| | Properties | Beds / Units / Square Feet | | Amount | Investment Per Bed / Unit / Square Foot | Initial Cash Yield |
| **Real Property Acquisitions** | | | | | | |
| Freestanding skilled nursing | 1 | 164 | beds | $ 11,360 | $ 69,268 | 8.5% |
| Specialty care facilities | 2 | 170 | beds | 40,003 | 235,312 | 9.5% |
| Medical office building | 3 | 214,770 | sf | 73,957 | 344 | 7.5% |
| **Total acquisitions** | **6** | | | **$ 125,320** | | **8.2%** |
| **Construction in Progress** | | | | | | |
| Development projects: | | | | | | |
| CCRC - entrance fee | 3 | 757 | units | $ 36,089 | | |
| CCRC - rental | 1 | 178 | units | 1,765 | | |
| Combination - entrance fee | 4 | 618 | units | 36,669 | | |
| Combination - rental | 15 | 1,790 | units | 49,157 | | |
| Freestanding dementia care | 3 | 186 | units | 5,582 | | |
| Freestanding skilled nursing | 2 | 240 | beds | 4,080 | | |
| Specialty care | 3 | 212 | beds | 24,834 | | |
| Medical office | 5 | 688,081 | sf | 48,501 | | |
| **Total development projects** | **36** | | | **206,677** | | |
| Expansion projects: | | | | | | |
| CCRC - entrance fee | 3 | 41 | units | 1,202 | | |
| Combination - entrance fee | 4 | 67 | units | 2,571 | | |
| **Total expansion projects** | **7** | | | **3,773** | | |
| **Total construction in progress** | **43** | | | **210,450** | | |
| Capital improvements to existing properties | | | | 6,712 | | 10.1% |
| Loan advances | | | | 7,001 | | 9.5% |
| **Gross investments** | | | | **$ 349,483** | | |

16

INVESTMENT

## Gross Investment Activity

(dollars in thousands)

| | Year-to-date 2008 | | | | | |
|---|---|---|---|---|---|---|
| | Properties | Beds / Units / Square Feet | | Amount | Investment Per Bed / Unit / Square Foot | Initial Cash Yield |
| **Real Property Acquisitions** | | | | | | |
| CCRC - entrance fee | 1 | 192 | units | $ 56,500 | $ 294,271 | 8.0% |
| CCRC - rental | 1 | 181 | units | 11,800 | 65,193 | 8.1% |
| Combination - rental | 1 | 110 | units | 34,500 | 313,636 | 7.5% |
| Freestanding assisted living | 1 | 45 | units | 4,600 | 102,222 | 8.5% |
| Freestanding dementia care | 1 | 44 | units | 6,390 | 145,227 | 9.0% |
| Freestanding skilled nursing | 1 | 164 | beds | 11,360 | 69,268 | 8.5% |
| Specialty care facilities | 6 | 408 | beds | 182,303 | 446,821 | 9.5% |
| Medical office building | 7 | 414,793 | sf | 121,809 | 294 | 7.7% |
| Land parcels | 1 | | | 10,000 | | 8.0% |
| **Total acquisitions** | **20** | | | **$ 439,262** | | **8.5%** |
| **Construction in Progress** | | | | | | |
| Development projects: | | | | | | |
| CCRC - entrance fee | 3 | 757 | units | $ 79,502 | | |
| CCRC - rental | 2 | 251 | units | 4,342 | | |
| Combination - entrance fee | 5 | 832 | units | 77,726 | | |
| Combination - rental | 18 | 2,008 | units | 102,382 | | |
| Freestanding dementia care | 3 | 186 | units | 10,539 | | |
| Freestanding skilled nursing | 2 | 240 | beds | 12,816 | | |
| Specialty care | 5 | 312 | beds | 60,560 | | |
| Medical office | 5 | 688,081 | sf | 62,129 | | |
| **Total development projects** | **43** | | | **409,996** | | |
| Expansion projects: | | | | | | |
| CCRC - entrance fee | 3 | 91 | units | 4,706 | | |
| Combination - entrance fee | 5 | 129 | units | 16,474 | | |
| **Total expansion projects** | **8** | | | **21,180** | | |
| **Total construction in progress** | **51** | | | **431,176** | | |
| Capital improvements to existing properties | | | | 14,540 | | 9.5% |
| Loan advances | | | | 134,002 | | 8.6% |
| **Gross investments** | | | | **$1,018,980** | | |

17

INVESTMENT

## Investment Timing

(dollars in thousands)

| | Acquisitions | Initial Cash Yield | Loan Advances | Initial Cash Yield | Construction Conversions | Initial Cash Yield | Dispositions | Yield on Sale |
|---|---|---|---|---|---|---|---|---|
| January | $ 42,500 | 10.3% | $ 814 | 11.4% | $ 687 | 9.1% | $ - | 0.0% |
| February | 38,928 | 7.5% | 5,957 | 10.4% | - | 0.0% | - | 0.0% |
| March | 11,800 | 8.1% | 981 | 11.6% | 20,748 | 8.5% | - | 0.0% |
| April | - | 0.0% | 3,024 | 10.6% | 22,753 | 9.8% | 6,041 | 10.4% |
| May | 123,490 | 9.1% | 1,579 | 11.1% | 95,795 | 9.9% | 1,931 | 11.6% |
| June | 97,225 | 7.9% | 114,646 | 8.4% | 24,619 | 9.5% | 125,306 | 6.2% |
| July | 65,647 | 8.9% | 2,003 | 10.9% | - | 0.0% | - | 0.0% |
| August | - | 0.0% | 1,057 | 11.6% | 551 | 10.0% | 2,313 | 9.5% |
| September | 59,672 | 7.4% | 3,941 | 10.3% | 70,237 | 9.2% | 15,516 | 5.8% |
| **Total** | **$ 439,262** | **8.5%** | **$ 134,002** | **8.6%** | **$ 235,390** | **9.5%** | **$ 151,107** | **6.4%** |

## Disposition Activity

(dollars in thousands)

| | Third Quarter 2008 | | Year-to-date 2008 | |
|---|---|---|---|---|
| | Amount | % of Total | Amount | % of Total |
| **Dispositions by Investment Type** | | | | |
| Real property | $ 17,829 | 100.0% | $ 142,292 | 94.2% |
| Real estate loans receivable | - | | 8,815 | 5.8% |
| **Total** | **$ 17,829** | **100.0%** | **$ 151,107** | **100.0%** |
| **Dispositions by Property Type** | | | | |
| Combination - rental | | | $ 8,626 | 5.7% |
| Freestanding independent living | | | 15,547 | 10.3% |
| Freestanding assisted living | $ 1,496 | 8.4% | 99,635 | 65.9% |
| Freestanding skilled nursing | 817 | 4.6% | 2,968 | 2.0% |
| Specialty care facility | 8,735 | 49.0% | 8,735 | 5.8% |
| Medical office building | 6,781 | 38.0% | 6,781 | 4.5% |
| Real estate loans receivable | | | 8,815 | 5.8% |
| **Total** | **$ 17,829** | **100.0%** | **$ 151,107** | **100.0%** |

## Discontinued Operations

(dollars in thousands)

| | Third Quarter | | Year-to-date | |
|---|---|---|---|---|
| | 2008 | 2007 | 2008 | 2007 |
| **Revenues** | | | | |
| Rental income | $ 1,898 | $ 7,231 | $ 13,316 | $ 22,987 |
| **Expenses** | | | | |
| Interest expense | 382 | 1,861 | 3,147 | 6,145 |
| Property operating expenses | 107 | 93 | 279 | 254 |
| Depreciation and amortization | 315 | 2,633 | 3,601 | 7,818 |
| **Income / (loss) from discontinued operations, net** | **$ 1,094** | **$ 2,644** | **$ 6,289** | **$ 8,770** |

18

PORTFOLIO

## Portfolio Composition

(dollars in thousands)

| | Properties | | Investment Balance | % of Total | | Committed Balance | % of Total |
|---|---|---|---|---|---|---|---|
| **Balance Sheet Data** | | | | | | | |
| Real property | 603 | $ | 5,261,823 | 91.3% | $ | 6,139,383 | 92.4% |
| Loans | 38 | | 501,871 | 8.7% | | 501,872 | 7.6% |
| **Total** | **641** | **$** | **5,763,694** | **100.0%** | **$** | **6,641,255** | **100.0%** |
| **Investment Concentration - By Predominant Service Type** | | | | | | | |
| Independent living / CCRC | 63 | $ | 1,033,534 | 17.9% | $ | 1,287,640 | 19.4% |
| Assisted living | 194 | | 1,163,710 | 20.2% | | 1,323,546 | 19.9% |
| Skilled nursing | 226 | | 1,588,144 | 27.6% | | 1,625,499 | 24.5% |
| Specialty care | 30 | | 590,018 | 10.2% | | 872,296 | 13.1% |
| Medical office | 128 | | 1,388,288 | 24.1% | | 1,532,274 | 23.1% |
| **Total** | **641** | **$** | **5,763,694** | **100.0%** | **$** | **6,641,255** | **100.0%** |
| **Investment Concentration - Senior Housing & Care and Medical Facilities** | | | | | | | |
| **Senior housing & care portfolio** | | | | | | | |
| CCRC - entrance fee | 6 | $ | 241,699 | 4.2% | $ | 382,678 | 5.8% |
| CCRC - rental | 12 | | 187,321 | 3.3% | | 187,321 | 2.8% |
| Combination - entrance fee | 9 | | 281,027 | 4.9% | | 389,807 | 5.9% |
| Combination - rental | 127 | | 1,013,664 | 17.5% | | 1,192,527 | 17.9% |
| **Subtotal combination / CCRC** | **154** | | **1,723,711** | **29.9%** | | **2,152,333** | **32.4%** |
| Freestanding independent living | 22 | | 156,832 | 2.7% | | 156,832 | 2.4% |
| Freestanding assisted living | 76 | | 267,008 | 4.6% | | 267,008 | 4.0% |
| Freestanding dementia care | 33 | | 156,708 | 2.7% | | 167,547 | 2.5% |
| Freestanding skilled nursing | 193 | | 1,192,600 | 20.8% | | 1,204,436 | 18.1% |
| **Subtotal freestanding** | **324** | | **1,773,148** | **30.8%** | | **1,795,823** | **27.0%** |
| Land | 5 | | 16,510 | 0.3% | | 16,510 | 0.2% |
| Other Loans | - | | 272,019 | 4.7% | | 272,019 | 4.2% |
| **Senior housing & care total** | **483** | | **3,785,388** | **65.7%** | | **4,236,685** | **63.8%** |
| **Medical facilities portfolio** | | | | | | | |
| Specialty care | 30 | | 590,018 | 10.2% | | 872,296 | 13.1% |
| Medical office | 128 | | 1,388,288 | 24.1% | | 1,532,274 | 23.1% |
| **Medical facilities total** | **158** | | **1,978,306** | **34.3%** | | **2,404,570** | **36.2%** |
| **Total portfolio** | **641** | **$** | **5,763,694** | **100.0%** | **$** | **6,641,255** | **100.0%** |

| | Bed / Unit / Square Foot | | | Committed Balance ($000) | | Per Bed / Unit / Square Foot |
|---|---|---|---|---|---|---|
| **Investment Metrics** | | | | | | |
| Independent living / CCRC | 7,512 | units | $ | 1,287,640 | $ | 171,411 |
| Assisted living | 11,780 | units | | 1,323,546 | | 112,355 |
| Skilled nursing | 30,729 | beds | | 1,625,499 | | 52,898 |
| Specialty care | 1,869 | beds | | 872,296 | | 466,718 |
| Medical office | 5,606,089 | sf | | 1,532,274 | | 273 |
| **Total** | | | **$** | **6,641,255** | | |

19

PORTFOLIO

## Portfolio Concentration

(dollars in thousands)

| | Total Properties | Investment Balance | % of Balances | Total Revenues (1) | % of Revenues |
|---|---|---|---|---|---|
| **By Operator / Tenant** | | | | | |
| Senior Living Communities, LLC | 10 | $ 322,350 | 5.6% | $ 5,183 | 3.6% |
| Signature Healthcare LLC | 34 | 320,480 | 5.6% | 9,819 | 6.8% |
| Brookdale Senior Living, Inc. | 86 | 293,430 | 5.1% | 9,895 | 6.8% |
| Emeritus Corporation | 31 | 288,271 | 5.0% | 8,982 | 6.2% |
| Life Care Centers of America, Inc. | 25 | 263,954 | 4.6% | 7,092 | 4.9% |
| Merrill Gardens LLC | 13 | 172,442 | 3.0% | 5,401 | 3.7% |
| Delta Health Group, Inc. | 25 | 158,850 | 2.8% | 4,478 | 3.1% |
| Tara Cares, LLC | 33 | 150,821 | 2.6% | 4,768 | 3.3% |
| Lyric Health Care, LLC | 27 | 148,777 | 2.6% | 4,549 | 3.1% |
| Vibra Healthcare, LLC | 5 | 146,109 | 2.5% | 3,449 | 2.4% |
| Remaining portfolio | 352 | 3,498,210 | 60.6% | 81,323 | 56.1% |
| **Total** | **641** | **$5,763,694** | **100.0%** | **$ 144,939** | **100.0%** |

| | Independent Living / CCRC | Assisted Living | Skilled Nursing | Specialty Care | Medical Office | Total Properties | Investment Balance | % of Total |
|---|---|---|---|---|---|---|---|---|
| **Balances By State** | | | | | | | | |
| Florida | $ 184,226 | $ 40,371 | $ 289,147 | $ - | $ 283,489 | 90 | $ 797,233 | 13.8% |
| Texas | 18,254 | 121,182 | 169,612 | 165,675 | 208,223 | 83 | 682,946 | 11.8% |
| California | 168,021 | 59,089 | - | 115,274 | 123,369 | 30 | 465,753 | 8.1% |
| Massachusetts | 50,699 | 94,337 | 208,855 | 44,220 | - | 37 | 398,111 | 6.9% |
| Tennessee | - | 45,676 | 216,845 | - | 73,388 | 34 | 335,909 | 5.8% |
| Ohio | 36,900 | 38,606 | 181,522 | 26,377 | 7,441 | 30 | 290,846 | 5.0% |
| North Carolina | 46,661 | 164,161 | - | - | 23,664 | 53 | 234,486 | 4.1% |
| South Carolina | 177,208 | 6,691 | - | - | 17,143 | 13 | 201,042 | 3.5% |
| Indiana | 101,866 | 4,624 | 31,379 | 26,950 | 22,136 | 14 | 186,955 | 3.2% |
| Georgia | 74,011 | 4,125 | 15,374 | - | 86,204 | 24 | 179,714 | 3.1% |
| Remaining portfolio | 175,688 | 584,848 | 475,410 | 211,522 | 543,231 | 233 | 1,990,699 | 34.7% |
| **Total** | **$1,033,534** | **$1,163,710** | **$1,588,144** | **$590,018** | **$1,388,288** | **641** | **$5,763,694** | **100.0%** |

| | Independent Living / CCRC | Assisted Living | Skilled Nursing | Specialty Care | Medical Office | Total Properties | Total Revenues (1) | % of Total |
|---|---|---|---|---|---|---|---|---|
| **Revenues By State** | | | | | | | | |
| Florida | $ 3,011 | $ 1,114 | $ 9,288 | $ - | $ 6,693 | 90 | $ 20,106 | 13.9% |
| Texas | 592 | 3,365 | 4,495 | 4,175 | 4,412 | 83 | 17,039 | 11.8% |
| California | 4,515 | 2,026 | 12 | 1,954 | 3,446 | 30 | 11,953 | 8.2% |
| Tennessee | - | 1,062 | 6,675 | - | 2,034 | 34 | 9,771 | 6.7% |
| Massachusetts | 143 | 1,614 | 5,723 | 1,544 | - | 37 | 9,024 | 6.2% |
| North Carolina | 1,153 | 5,633 | - | - | 845 | 53 | 7,631 | 5.3% |
| Ohio | - | 1,227 | 4,942 | 992 | 201 | 30 | 7,362 | 5.1% |
| Georgia | 1,878 | 144 | 528 | - | 2,305 | 24 | 4,855 | 3.3% |
| Indiana | 2,814 | 180 | 979 | 694 | 168 | 14 | 4,835 | 3.3% |
| New York | 1,048 | 1,076 | - | - | 1,976 | 12 | 4,100 | 2.8% |
| Remaining portfolio | 5,117 | 12,972 | 13,767 | 4,529 | 11,878 | 234 | 48,263 | 33.4% |
| **Total** | **$ 20,271** | **$ 30,413** | **$ 46,409** | **$ 13,888** | **$ 33,958** | **641** | **$ 144,939** | **100.0%** |

Notes:

(1) Revenues represent rent and interest income including rent from discontinued operations for the three months ended September 30, 2008. Revenues exclude other income totaling $2,055,000 for the three months ended September 30, 2008.

20

Top Ten Operator Descriptions Senior Living Communities, LLC, located in Charlotte, NC, operates premier continuing care retirement communities (CCRCs) throughout the southeastern United States. The company operates ten campuses in four states. As of September 30, 2008, the HCN portfolio consisted of ten properties in four states with an investment balance of $322.35 million. Signature Healthcare LLC, located in Palm Beach Gardens, FL, is a private operator of skilled nursing facilities spread among seven states. The company operates 64 skilled nursing facilities with 7,827 beds. As of September 30, 2008, the HCN portfolio consisted of 34 properties in four states with an investment balance of $320.5 million. Brookdale Senior Living, Inc. (NYSE:BKD), located in Chicago, IL, is a national public provider of independent living and assisted living services. The company operates 550 facilities in 35 states with the ability to serve over 52,000 residents. As of September 30, 2008, the HCN portfolio consisted of 86 properties in 16 states with an investment balance of $293.4 million. Emeritus Corporation (AMEX:ESC), located in Seattle, WA, is a national public provider of independent living, assisted living and Alzheimer’s services. The company operates 289 communities representing capacity for approximately 25,000 residents in 34 states. As of September 30, 2008, the HCN portfolio consisted of 31 properties in 18 states with an investment balance of $288.3 million. Life Care Centers of America, Inc., located in Cleveland, TN, is one of the largest private owners and operators of skilled nursing facilities in the country. The company has grown to more than 260 skilled nursing, assisted living, retirement, home care and Alzheimer’s centers in 28 states. As of September 30, 2008, the HCN portfolio consisted of 25 properties in 12 states with an investment balance of $264.0 million. Merrill Gardens LLC, located in Seattle, WA, is a privately held corporation organized under the laws of Washington State. The company owns, operates and/or manages 55 IL/AL facilities with 6,455 units in eight states. As of September 30, 2008, the HCN portfolio consisted of 13 properties in seven states with an investment balance of $172.4 million. Delta Health Group, Inc., located in Pensacola, FL, is a private operator of skilled nursing facilities. The company operates 43 skilled nursing facilities with 5,480 beds/units located in Florida, Alabama, and Mississippi. As of September 30, 2008, the HCN portfolio consisted of 25 properties in three states with an investment balance of $158.85 million. Tara Cares, LLC, located in Orchard Park, NY, is a private operator of skilled nursing and assisted living facilities in seven states. Currently, the company operates 36 facilities with 5,006 beds. As of September 30, 2008, the HCN portfolio consisted of 33 properties in seven states with an investment balance of $150.8 million. Lyric Health Care, LLC, located in Columbia, MD, is a private operator of 31 skilled nursing facilities and long term acute care hospitals with 3,538 beds/units in 10 states and has a management agreement with Encore Healthcare LLC to operate the facilities. As of September 30, 2008, the HCN portfolio consisted of 27 properties in nine states with an investment balance of $148.8 million. Vibra Healthcare, LLC, located in Mechanicsburg, PA, is a private operator of inpatient rehabilitation facilities and long term acute care hospitals in nine states. The company operates 16 facilities with 1,131 beds. As of September 30, 2008, the HCN portfolio consisted of five facilities in three states with an investment balance of $146.1 million.

PORTFOLIO 21 PORTFOLIO Metropolitan Statistical Area Concentration * (dollars in thousands) Top 31 Top 75 Top 100 Independent living / CCRC $ 293,403 $ 509,033 $ 643,856 % of independent living / CCRC 28.4% 49.3% 62.3 % Assisted living 396,406 637,013 679,501 % of assisted living 34.1% 54.7% 58.4 % Skilled nursing 458,230 831,104 921,632 % of skilled nursing 28.9% 52.3% 58.0 % Specialty care 266,281 458,814 482,779 % of specialty care 45.1% 77.8% 81.8 % Medical office 997,426 1,262,201 1,265,820 % of medical office 71.8% 90.9% 91.2 % Total portfolio $2,411,746 $3,698,165 $3,993,588 % of total portfolio 41.8% 64.2% 69.3% * Metropolitan statistical areas are as defined by the U.S. Census Bureau. Top 31, 75 and 100 classifications are reported per the National Investment Center Market Area Profiles Subscription Service. 19 Region Concentration (dollars in thousands) Total Investment % of Properties Balance Total By Region* South Atlantic 199 $1,544,642 26.8 % East North Central 71 808,768 14.0 % West South Central 115 805,614 14.0 % Pacific 42 605,795 10.5 % East South Central 71 574,583 10.0 % Mountain 49 515,611 8.9 % New England 49 462,729 8.0 % Middle Atlantic 34 330,280 5.7 % West North Central 11 115,672 2.1 % Total 641 $5,763,694 100.0% *Region definitions are derived from census bureau definitions and are itemized in the glossary. 14

22 20 Portfolio Performance Facility Revenue Mix TTM TTM Age Occupancy CBMF (1) CAMF (1) Private Pay Medicaid Medicare Stable Portfolio* Independent living / CCRC 11 91.3% 1.36 x 1.15 x 92.9% 1.7% 5.4 % Assisted living 10 87.4% 1.56 x 1.33 x 86.7% 13.1% 0.2 % Skilled nursing 23 84.0% 2.29 x 1.68 x 18.8% 50.2% 31.0 % Specialty care 12 52.5% 2.39 x 1.86 x 30.3% 13.0% 56.7 % Medical office 12 88.5 % n/a n/a 100.0% 0.0% 0.0 % Total 14 1.99 x 1.54 x * Data as of September 30, 2008 for medical office and June 30, 2008 for remaining asset types. Notes: (1) Represents trailing twelve month coverage metrics. Same Store Revenue Growth (dollars in thousands) 3Q07 Same Store 3Q08 Same Store Properties (1) Revenue* Revenue* % Change Same Store Portfolio Independent living / CCRC 46 $12,281 $12,643 2.9 % Assisted living 170 23,616 24,378 3.2 % Skilled nursing 220 39,071 40,027 2.4 % Specialty care 15 6,209 6,366 2.5 % Total 451 $81,177 $83,414 2.8% * Same store revenue represents cash-only rent or interest income excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans). Notes: · Represents those properties in the portfolio (both stable and unstable) for the 15 months preceding the end of the portfolio performance period.

PORTFOLIO 23 PORTFOLIO Portfolio Performance — Independent Living / CCRC Trailing Twelve Month Payment Coverage Before Management Fees 1.60 Same Store (18 properties) Stable 1.55 1.49 x 1.50 1.45 1.40 1.36 x 1.35 1.30 1.25 1.20 3Q2006 4Q2006 1Q2007 2Q2007 3Q2007 4Q2007 1Q2008 2Q2008 Occupancy 95% 93% 92.3% 91% 91.3% 89% 87% 85% 3Q2006 4Q2006 1Q2007 2Q2007 3Q2007 4Q2007 1Q2008 2Q2008 Revenue per Occupied Unit $4,000 $3,750 $3,539 $3,500 $3,383 $3,250 $3,000 3Q2006 4Q2006 1Q2007 2Q2007 3Q2007 4Q2007 1Q2008 2Q2008 Expense per Occupied Unit $2,500 $2,377 $2,250 $2,278 $2,000 3Q2006 4Q2006 1Q2007 2Q2007 3Q2007 4Q2007 1Q2008 2Q2008 [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] basis points Same Store Stable [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] basis points Same Store Stable [Graphic Appears Here] [Graphic Appears Here] (% chg) Same Store Stable [Graphic Appears Here] (% chg) Same Store Stable [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] 2Q08 / 2Q08 / 2 Q07 1 Q08 6 (1) (8) (5) 2Q08 / 2Q08 / 2 Q07 1 Q08 70 (60) (110) (40) 2Q08 / 2Q08 / 2 Q07 1 Q08 6.3% 1.0% 2.6% 0.8% 2Q08 / 2Q08 / 2 Q07 1 Q08 8.8% 1.4% 5.5% 2.1%

Same Store (147 properties) Stable Portfolio Performance — Assisted Living Trailing Twelve Month Payment Coverage Before Management Fees PORTFOLIO 1.65 1.56 x 1.55 1.56 x 1.45 basis points 1.35 Same Store Stable 1.25 3Q2006 4Q2006 1Q2007 2Q2007 3Q2007 4Q2007 1Q2008 2Q2008 Occupancy 92% 90% 87.7% 88% 87.4% 86 % basis points 84 % Same Store 82 % Stable 3Q2006 4Q2006 1Q2007 2Q2007 3Q2007 4Q2007 1Q2008 2Q2008 Revenue per Occupied Unit $4,350 $4,235 $4,100 $4,225 $3,850 (% chg) $3,600 Same Store Stable $3,350 3Q2006 4Q2006 1Q2007 2Q2007 3Q2007 4Q2007 1Q2008 2Q2008 Expense per Occupied Unit $3,000 $2,776 $2,750 $2,777 $2,500 $2,250 (% chg) Same Store $2,000 Stable 3Q2006 4Q2006 1Q2007 2Q2007 3Q2007 4Q2007 1Q2008 2Q2008 [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] 2Q08 / 2Q08 / 2 Q07 1 Q08 (6) (3) (6) (2) 2Q08 / 2Q08 / 2 Q07 1 Q08 (160) (70) (170) (70) 2Q08 / 2Q08 / 2 Q07 1 Q08 4.7% -0.1% 4.7% -0.1% 2Q08 / 2Q08 / 2 Q07 1 Q08 7.9% 0.5% 7.4% 0.4% 23 25

PORTFOLIO Portfolio Performance — Skilled Nursing Trailing Twelve Month Payment Coverage Before Management Fees Same Store (191 properties) Stable 2.5 2.39 x 2.3 2.29 x 2.0 1.8 basis 1.5 points 1.3 Same Store Stable 1.0 3Q2006 4Q2006 1Q2007 2Q2007 3Q2007 4Q2007 1Q2008 2Q2008 Occupancy 88% 84.0% 85% 82% 83.5% 79 % basis points 76 % Same Store 73 % Stable 70% 3Q2006 4Q2006 1Q2007 2Q2007 3Q2007 4Q2007 1Q2008 2Q2008 Revenue per Occupied Bed $6,466 $ 6,500 $ 6,300 $6,449 $ 6,100 $ 5,900 (% chg) $ 5,700 Same Store $ 5,500 Stable 3Q2006 4Q2006 1Q2007 2Q2007 3Q2007 4Q2007 1Q2008 2Q2008 Expense per Occupied Bed $ 5,500 $5,257 $ 5,250 $5,269 $ 5,000 (% chg) $ 4,750 Same Store Stable $ 4,500 3Q2006 4Q2006 1Q2007 2Q2007 3Q2007 4Q2007 1Q2008 2Q2008 [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] [Graphic Appears Here] 2Q08 / 2Q08 / 2 Q07 1 Q08 18 2 11 1 2Q08 / 2Q08 / 2 Q07 1 Q08 (100) (90) (70) (80) 2Q08 / 2Q08 / 2 Q07 1 Q08 6.2% 0.6% 6.7% 0.8% 2Q08 / 2Q08 / 2 Q07 1 Q08 5.7% 1.1% 6.7% 1.3% 26

Same Store (11 properties) Stable Portfolio Performance — Specialty Care* Trailing Twelve Month Payment Coverage Before Management Fees 3.0 PORTFOLIO 2.5 2.0 1.5 [Graphic Appears Here] 2.39x basis points Same Store Stable 1Q2007 2Q2007 Occupancy 65% 3Q2007 4Q2007 1Q2008 2Q2008 60% 55% 50% 45% 40% [Graphic Appears Here] [Graphic Appears Here] 53.1% basis points Same Store Stable 2Q08 / 2Q08 / 2 Q07 1 Q08 (10) (13) (10) (13) 2Q08 / 2Q08 / 2 Q07 1 Q08 (510) (360) (570) (420) 1Q2007 2Q2007 3Q2007 4Q2007 1Q2008 2Q2008 *Per occupied unit metrics not applicable for specialty care. 27

PORTFOLIO

## Portfolio Composition - Medical Office Buildings

(dollars in thousands)

| | Properties | Square Feet | Investment Balance | Total Revenues | Operating Expenses | NOI | Age | Occupancy |
|---|---|---|---|---|---|---|---|---|
| On Campus | 47 | 2,571,097 | $ 703,739 | $ 18,359 | $ 6,485 | $ 11,874 | 12 | 90.3% |
| Off Campus-Affiliated | 31 | 1,280,994 | 328,514 | 9,389 | 3,217 | 6,172 | 13 | 88.5% |
| Off Campus | 45 | 1,065,917 | 279,218 | 6,471 | 2,166 | 4,305 | 13 | 83.9% |
| **Subtotal** | **123** | **4,918,008** | **1,311,471** | **34,219** | **11,868** | **22,351** | **12** | **88.5%** |
| Development | 4 | 688,081 | 64,994 | - | - | - | | |
| Land | 1 | - | 11,823 | | | | | |
| **Total** | **128** | **5,606,089** | **$ 1,388,288** | **$ 34,219** | **$ 11,868** | **$ 22,351** | | |

## Portfolio Performance - Medical Office Buildings

(dollars in thousands)

| Total MOB Performance | 4Q07A | 1Q08A | 2Q08A | 3Q08A | 4Q08E |
|---|---|---|---|---|---|
| Properties | 119 | 122 | 123 | 123 | |
| Square feet | 4,573,073 | 4,745,126 | 4,770,174 | 4,918,008 | |
| Investment balance | $ 1,233,576 | $ 1,262,003 | $ 1,256,011 | $ 1,311,471 | |
| Occupancy | 90.1% | 88.9% | 89.1% | 88.5% | |
| Total revenue | $ 31,374 | $ 33,443 | $ 33,240 | $ 34,219 | |
| Operating expenses | $ 11,224 | $ 11,367 | $ 11,375 | $ 11,868 | |
| NOI | $ 20,150 | $ 22,076 | $ 21,865 | $ 22,351 | |
| Total cap-ex / TI / LC | $ 1,763 | $ 765 | $ 1,162 | $ 1,555 | $ 2,287 |
| Expired (square feet)* | 169,367 | 258,599 | 226,172 | 186,816 | 195,357 |
| Retained (square feet) | 138,340 | 205,195 | 157,228 | 113,997 | |
| Retention rate | 81.7% | 79.3% | 69.5% | 61.0% | |

| Same Store Performance | 4Q07 | 1Q08 | 2Q08 | 3Q08 | 4Q08 |
|---|---|---|---|---|---|
| Properties | 113 | 113 | 113 | 113 | |
| Square feet | 4,378,913 | 4,378,913 | 4,378,913 | 4,378,913 | |
| Investment balance | $ 1,202,750 | $ 1,183,197 | $ 1,171,897 | $ 1,161,177 | |
| Occupancy | 90.0% | 88.8% | 88.8% | 87.2% | |
| Total revenue | $ 31,120 | $ 31,463 | $ 30,951 | $ 30,946 | |
| Operating expenses | $ 11,105 | $ 10,757 | $ 10,611 | $ 10,922 | |
| NOI | $ 20,015 | $ 20,706 | $ 20,340 | $ 20,024 | |

| Remaining Lease Expirations* | 2008 | 2009 | 2010 | 2011 | 2012 |
|---|---|---|---|---|---|
| Square feet | 195,357 | 374,440 | 465,528 | 475,030 | 565,713 |
| % of total portfolio | 4.0% | 7.6% | 9.5% | 9.7% | 11.5% |

* Results and forecasts include month-to-month and holdover leases and exclude terminations.

28

PORTFOLIO

# Portfolio Concentration - Medical Office Buildings

(dollars in thousands)

| By Tenant* | Square Feet | % of Total |
|---|---|---|
| Tenet Healthcare | 343,314 | 7.0% |
| Baptist Health System Inc | 182,928 | 3.7% |
| Southwest Medical Associates | 160,855 | 3.3% |
| Community Health | 149,517 | 3.0% |
| Orange Regional Medical Center | 100,496 | 2.0% |
| Remaining portfolio | 3,980,898 | 81.0% |
| **Total** | **4,918,008** | **100.0%** |

*Excludes development properties.

| By Region* | Properties | Square Feet | % of Total | Investment Balance | Balance per Square Foot |
|---|---|---|---|---|---|
| South Atlantic | 54 | 1,554,649 | 27.7% | $ 411,606 | $ 265 |
| West South Central | 17 | 884,514 | 15.8% | 220,538 | 249 |
| Middle Atlantic | 13 | 781,977 | 13.9% | 153,020 | 196 |
| East South Central | 13 | 710,971 | 12.7% | 127,301 | 179 |
| Mountain | 16 | 700,436 | 12.5% | 222,028 | 317 |
| East North Central | 6 | 475,483 | 8.5% | 84,891 | 179 |
| Pacific | 8 | 447,903 | 8.0% | 152,312 | 340 |
| West North Central | 1 | 50,156 | 0.9% | 16,592 | 331 |
| **Total** | **128** | **5,606,089** | **100.0%** | **$ 1,388,288** | **$ 248** |

*Region definitions are derived from U.S. Census Bureau definitions and are itemized in the glossary.

| By State | Properties | Square Feet | % of Total | Investment Balance | Balance per Square Foot |
|---|---|---|---|---|---|
| Florida | 27 | 935,943 | 16.7% | $ 283,489 | $ 303 |
| Texas | 16 | 839,711 | 15.0% | 208,223 | 248 |
| New Jersey | 5 | 406,454 | 7.3% | 70,344 | 173 |
| California | 7 | 384,520 | 6.9% | 123,369 | 321 |
| Georgia | 15 | 358,566 | 6.4% | 86,204 | 240 |
| Arizona | 6 | 339,205 | 6.1% | 101,328 | 299 |
| Nevada | 9 | 324,845 | 5.8% | 113,396 | 349 |
| Alabama | 5 | 303,316 | 5.4% | 43,998 | 145 |
| Tennessee | 7 | 295,017 | 5.3% | 73,388 | 249 |
| Wisconsin | 1 | 293,629 | 5.2% | 38,216 | 130 |
| Remaining portfolio | 30 | 1,124,883 | 19.9% | 246,333 | 219 |
| **Total** | **128** | **5,606,089** | **100.0%** | **$ 1,388,288** | **$ 248** |

29

PORTFOLIO

## Development Activity

(dollars in thousands)

| | Projects | Beds / Units / Square Feet | CIP Balance at 12/31/07 | 2008 YTD Funding | 2008 YTD Conversions (1) | CIP Balance at 9/30/08 |
|---|---|---|---|---|---|---|
| **Development Properties** | | | | | | |
| CCRC - entrance fee | 3 | 757 | $ 44,477 | $ 79,501 | $ - | $ 123,978 |
| CCRC - rental | 2 | 251 | 37,014 | 4,342 | (41,356) | - |
| Combination - entrance fee | 5 | 832 | 64,956 | 77,726 | (59,206) | 83,476 |
| Combination - rental | 18 | 2,008 | 78,589 | 102,382 | (51,482) | 129,489 |
| Freestanding dementia care | 3 | 186 | 7,425 | 10,539 | (7,854) | 10,110 |
| Freestanding skilled nursing | 2 | 240 | 9,593 | 12,816 | - | 22,409 |
| Specialty care | 5 | 312 | 33,019 | 60,560 | (35,151) | 58,428 |
| Medical office | 5 | 688,081 | 14,688 | 62,129 | (11,823) | 64,994 |
| **Total** | **43** | | **$ 289,761** | **$ 409,995** | **$ (206,872)** | **$ 492,884** |
| **Expansion Projects** | | | | | | |
| CCRC - entrance fee | 3 | 91 | $ 5,316 | $ 4,706 | $ (7,654) | $ 2,368 |
| Combination - entrance fee | 5 | 129 | 18,634 | 16,474 | (32,687) | 2,421 |
| **Total** | **8** | | **23,950** | **21,180** | **(40,341)** | **4,789** |
| **Development Total** | **51** | | **$ 313,711** | **$ 431,175** | **$ (247,213)** | **$ 497,673** |

Notes:
(1) Includes one parcel of land relating to a potential future MOB development that was reclassified to land and land improvements.

## Development Funding Projections

(dollars in thousands)

| | Projects | Beds / Units / Square Feet | Initial Yield | 2008 Funding | 2009 Funding | Funding Thereafter | Unfunded Commitments | Committed Balances |
|---|---|---|---|---|---|---|---|---|
| | | | | Projected Future Funding | | | | |
| **Development Properties** | | | | | | | | |
| CCRC - entrance fee | 3 | 757 | 9.7% | $ 34,687 | $ 84,702 | $ 15,659 | $ 135,048 | $ 259,026 |
| Combination - entrance fee | 4 | 618 | 8.7% | 21,263 | 74,853 | 8,883 | 104,999 | 188,475 |
| Combination - rental | 13 | 1,678 | 8.4% | 52,757 | 120,634 | 5,471 | 178,862 | 308,351 |
| Freestanding dementia care | 2 | 144 | 9.1% | 3,203 | 7,285 | 352 | 10,840 | 20,950 |
| Freestanding skilled nursing | 2 | 240 | 9.3% | 8,280 | 3,470 | 86 | 11,836 | 34,245 |
| Specialty care | 3 | 212 | 9.4% | 19,423 | 138,975 | 123,880 | 282,278 | 340,706 |
| Medical office | 4 | 688,081 | 7.5% | 26,122 | 106,529 | 11,336 | 143,987 | 208,981 |
| **Total** | **31** | | **8.8%** | **$165,735** | **$536,448** | **$165,667** | **$ 867,850** | **$1,360,734** |
| **Expansion Projects** | | | | | | | | |
| CCRC - entrance fee | 3 | 41 | 9.2% | $ 641 | $ 5,290 | $ - | $ 5,931 | $ 8,299 |
| Combination - entrance fee | 4 | 31 | 8.7% | 270 | 3,510 | - | 3,780 | 6,201 |
| **Total** | **7** | | **9.0%** | **911** | **8,800** | **-** | **9,711** | **14,500** |
| **Development Total** | **38** | | **8.8%** | **$166,646** | **$545,248** | **$165,667** | **$ 877,561** | **$1,375,234** |

30

30 Development Project Conversion Estimates* (dollars in thousands) Quarterly Annual Conversions Conversions Projected Initial Projected Initial Amount Cash Yields (1) Amount Cash Yields (1) 1Q08 actual $ 19,889 8.5% 2008 estimate $245,226 9.5% 2Q08 actual 120,996 10.0% 2009 estimate 511,649 8.6% 3Q08 actual 54,164 9.3% 2010 estimate 588,408 8.9% 4Q08 estimate 50,177 8.8% 2011 estimate 210,500 9.3% 1Q09 estimate 23,202 9.1% 2012+ estimate — 0.0% 2Q09 estimate 82,617 8.8 % Total $1,555,783 9.0% 3Q09 estimate 172,345 7.8% 4Q09 estimate 233,485 9.0 % Total $756,875 8.9% * Excludes expansion projects and CIP reclassified as land Notes: (1) Actual initial yields may be higher if the underlying market rates increase.

PORTFOLIO

# Unstabilized Properties

(dollars in thousands)

| Property Type | 6/30/2008 Properties | Stabilized | Construction Conversions | Acquisitions/ Expansions | 9/30/08 Properties |
|---|---|---|---|---|---|
| CCRC - entrance fee | 2 | 0 | 0 | 1 | 3 |
| CCRC - rental | 4 | 0 | 1 | 0 | 5 |
| Combination - entrance fee | 4 | 0 | 0 | 0 | 4 |
| Combination - rental | 16 | (5) | 2 | 0 | 13 |
| Freestanding assisted living | 4 | 0 | 0 | 0 | 4 |
| Freestanding dementia care | 7 | (1) | 1 | 0 | 7 |
| Freestanding skilled nursing | 3 | (2) | 0 | 1 | 2 |
| Specialty care | 4 | 0 | 0 | 1 | 5 |
| **Total** | **44** | **(8)** | **4** | **3** | **43** |

| Property Type | 9/30/08 Properties | Beds / Units | Investment Balance | % of Total Investment |
|---|---|---|---|---|
| CCRC - entrance fee | 3 | 579 | $ 115,353 | 2.0% |
| CCRC - rental | 5 | 908 | 100,659 | 1.7% |
| Combination - entrance fee | 4 | 862 | 177,083 | 3.1% |
| Combination - rental | 13 | 1,206 | 217,425 | 3.8% |
| Freestanding assisted living | 4 | 193 | 21,494 | 0.4% |
| Freestanding dementia care | 7 | 287 | 59,640 | 1.0% |
| Freestanding skilled nursing | 2 | 362 | 24,220 | 0.4% |
| Specialty care | 5 | 272 | 87,186 | 1.5% |
| **Total** | **43** | **4,669** | **$ 803,060** | **13.9%** |

| Occupancy | 6/30/2008 Properties | Stabilized | Construction Conversions | Acquisitions/ Expansions | Progressions | 9/30/08 Properties |
|---|---|---|---|---|---|---|
| 0 - 50% | 13 | 0 | 4 | 0 | (1) | 16 |
| 50% - 70% | 7 | 0 | 0 | 1 | 1 | 9 |
| 70% + | 24 | (8) | 0 | 2 | 0 | 18 |
| **Total** | **44** | **(8)** | **4** | **3** | **0** | **43** |

| Occupancy | 9/30/08 Properties | Months In Operation | Revenues | % of Total Revenues (1) | Investment Balance | % of Total Investment |
|---|---|---|---|---|---|---|
| 0 - 50% | 16 | 9 | $ 7,263 | 1.3% | $ 330,473 | 5.7% |
| 50% - 70% | 9 | 11 | 3,490 | 0.6% | 144,325 | 2.5% |
| 70% + | 18 | 21 | 7,266 | 1.3% | 328,262 | 5.7% |
| **Total** | **43** | **15** | **$ 18,019** | **3.2%** | **$ 803,060** | **13.9%** |

Notes:
(1) Includes annualized revenues as presented on page 13.

32

32 Portfolio Trends Operator Concentration Trend (1) PORTFOLIO 70% 60% 50% 40% 30% 20% [Graphic Appears Here] Top 10 Top 5 25.9% 9/30/2008 12/31/2005 Property Type Trend (2) 50% 12/31/2006 12/31/2007 40% 30% 20% 10% 0% [Graphic Appears Here] SNF MOB ALF ILF/CCRC SCF Private Medicaid Medicare 12/31/2005 Payor Mix Trend (3) 70% 60% 50% 40% 30% 20% 10% 12/31/2005 Notes: 13.1% 12/31/2006 12/31/2007 9/30/2008 65.0% 19.1% 15.9% 12/31/2006 12/31/2007 6/30/2008 (1) Operator concentration trend based on investment balances for the dates presented (2) Property type trend based on committed investment balances for the dates presented. (3) Payor mix is weighted by investment balance including stable and unstabilized properties.

33 GLOSSARY Age: Current year, less the year built, adjusted for major renovations. Assisted Living: Assisted living facilities are state regulated rental properties that provide the same services as independent living facilities, but also provide supportive care from trained employees to residents who require assistance with activities of daily living, including management of medications, bathing, dressing, toileting, ambulating and eating. CAMF: Coverage after management fees represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. CAMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants. CBMF: C overage before management fees represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. CBMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. CCRC: C ontinuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services. Combination: A property that offers two or more levels of care (i.e. independent living, assisted living, dementia and skilled nursing), but does not meet the definition of a CCRC. Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced. Construction Conversion: Represents completed construction projects that were placed into service and began earning rent. Dementia Care: C ertain assisted living facilities may include state licensed settings that specialize in caring for those afflicted with Alzheimer’s disease and/or similar forms of dementia. EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. Management fees are imputed at 5% of revenues for independent living, assisted living, skilled nursing and CCRCs and at 3% for specialty care which the company believes represent typical management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information. EBITDAR is used to calculate CAMF. EBITDARM: E arnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information. EBITDARM is used to calculate CBMF. Entrance Fee: A property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable. Expense per Occupied Unit: R epresents the ratio of revenue less EBITDARM to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provide d solely by tenants/borrowers to calculate expense per occupied unit and has not independently verified the information.

34 Freestanding: A property that offers one level of service. Independent Living: Independent living facilities are age-restricted multi-family properties with central dining facilities that provide residents access to28meals and other services such as housekeeping, linen service, transportation and social and recreational activities. Initial Cash Yield: Represents annualized contractual income to be received in cash at date of investment divided by investment amount. Investment Amount: Acquisitions — Represents purchase price. New loans — Represents face amount of new loan. Construction conversion — Represents book balance converted from CIP to real property upon completion. Capital improvements to existing properties — Represents cash funded to tenants under an existing lease agreement. Loan advances — Represents cash funded to operators under an existing loan agreement. Investment Balance: Represents net book value of real estate investments as reflected on the company’s balance sheet. Medical Office: M edical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services. Metropolitan Statistical Area: Metropolitan statistical areas are geographic entities defined by the U.S. Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating and publishing Federal statistics. The NIC MAP™ Data and Analysis Service provides revenue, supply and demographic information for the IL/CCRC, assisted living, and skilled nursing service types and commonly aggregates the information for the top 31, top 75 and top 100 MSAs. The company provides investment balance information in the same categories as another measure of geographic concentration. Occupancy: M edical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Off Campus: Properties that are neither on campus nor off campus affiliated. Off Campus-Affiliated: Properties not on campus are considered affiliated with a hospital or health system if one or more of the following conditions are met: 1) a ground lease is maintained with a hospital or system entity; 2) a master lease is maintained with a hospital or system entity; 3) significant square footage is leased to a hospital or system entity; 4) the property includes an ambulatory surgery center with a hospital partnership interest. On Campus: Properties are considered on campus if one or more of the following criteria are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; or 3) the building is physically connected to the hospital regardless of the land ownership structure.

GLOSSARY GLOSSARY 32 35 GLOSSARY Region Definitions: E ight divisions as established by the Census Bureau. New England — Connecticut , Maine , Massachusetts, New Hampshire, Rhode Island, Vermont. Middle Atlantic — New Jersey, New York, Pennsylvania. East North Central — Indiana, Illinois, Michigan, Ohio, Wisconsin. West North Central — Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota. South Atlantic — Delaware, District of Columbia, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia, West Virginia. East South Central — Alabama, Kentucky, Mississippi, Tennessee. West South Central — Arkansas, Louisiana, Oklahoma, Texas. Mountain — Arizona, Colorado, Idaho, New Mexico, Montana, Utah, Nevada, Wyoming. Pacific — Alaska, California, Hawaii, Oregon, Washington. Renewal Rate: T he ratio of total square feet expiring and available for lease to total renewed square feet. Renewed Square Feet: S current occupant. quare feet expiring during the reporting period upon which a lease is executed by the Rental: A property where the resident pays a monthly market rate for the level of care provided, but is not required to pay a substantial upfront fee. Revenue per Occupied Unit: R epresents the ratio of total revenue to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate revenue per occupied unit and has not independently verified the information. Same Store: F or the medical office building portfolio, same store is defined as those properties in the portfolio as of October 1, 2007. For all other property types, same store is defined as those properties in the stable portfolio for the 24 months preceding the end of the portfolio performance reporting period, unless otherwise noted. Skilled Nursing: S killed nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement. Specialty Care: S pecialty care facilities generally include acute care hospitals, long-term acute care hospitals and other specialty care facilities. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities. Other specialty care facilities typically provide specialized inpatient and outpatient care for specific illnesses or diseases, including, among others, orthopedic and neurologic care. Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards. Stable: A facility will enter the stable portfolio after it has generated CAMF of 1.10x or greater for three consecutive months. Additionally, a facility will enter the stable portfolio if a facility fails to meet the above criteria in the 12 months following the budgeted stabilization date. Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization. Yield on Sale: Represents annualized contractual income that was being received in cash at date of disposition divided by disposition cash proceeds.

36 The company believes that net income available to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for unusual and non-recurring items. FAD represents FFO excluding the net straight-line rental adjustments, rental income related to above/below market leases and amortization of deferred loan expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for unusual and non-recurring items. EBITDA stands for earnings before interest, taxes, depreciation and amortization. A covenant in our line of credit arrangement contains a financial ratio based on a definition of EBITDA that is specific to that agreement. Failure to satisfy this covenant could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of this debt agreement and the financial covenant, we have disclosed Adjusted EBITDA, which represents EBITDA as defined above and adjusted for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. We use Adjusted EBITDA to measure our adjusted fixed charge coverage ratio, which represents Adjusted EBITDA divided by fixed charges on a trailing twelve months basis. Fixed charges include total interest (excluding capitalized interest), secured debt principal amortization and preferred dividends. Our covenant requires an adjusted fixed charge ratio of at least 1.75 times. Net operating income (NOI) is used to evaluate the operating performance of the company’s properties. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. The company believes NOI provides investors relevant and useful information because it measures the operating performance of the company’s properties at the property level on an unleveraged basis. The company uses NOI to make decisions about resource allocations and to assess the property level performance. Other than Adjusted EBITDA, the company’s supplemental reporting measures are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and exter nal comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. Adjusted EBITDA is used solely to determine our compliance with a financial covenant of our line of credit arrangement and is not being presented for use by investors for any other purpose. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. SUPPLEMENTAL REPORTING

35 MEASURES 37 HEALTH CARE REIT, INC. One SeaGate, Suite 1500 P. O. Box 1475 Toledo, OH 43603-1475 419.247.2800 main 419.247.2826 fax www.hcreit.com